UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

SKY PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540 AUSTIN, TEXAS, 78701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (512) 687-3427

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 18, 2010, the registrant, Sky Petroleum, Inc. (“Sky Petroleum”), entered into a Consultant Agreement for Business Development in the Republic of Albania (“Agreement”) with Orsett Ventures Inc., a British Virgin Islands company (“Consultant”).  Under the terms of the Agreement, Sky Petroleum retained Consultant as an independent consultant to use Consultant’s experience, know-how, qualifications and expertise to acquire and negotiate the acquisition of oil and gas properties and projects in the Republic of Albania (“Territory”) The term is from May 18, 2010 through April 30, 2011 (the “Term”), unless extended by mutual agreement of the Parties or unless earlier terminated.

Sky Petroleum has agreed to pay Consultant a fee of 3,000,000 shares of common stock upon the execution and delivery of definitive agreements in connection with an initial qualifying transaction related to the acquisition of certain exploration and development concessions and an existing oil field in the Territory (the “First Qualifying Transaction”).  Upon satisfaction of all conditions set forth in the definitive agreements that vest rights to the concessions and oil field in Sky Petroleum, Sky Petroleum will pay Consultant a cash fee of $1,000,000.

In addition, Sky Petroleum agreed to pay the consultant additional consideration upon the valid execution and delivery of definitive agreements related to acquisition of assets, rights, wells, concessions, rigs, storage facilities, equipment, licenses, permits, data and other assets, excluding the First Qualifying Transaction, in the Territory (the “Second Qualifying Transaction”).

Each of the First Qualifying Transaction and Second Qualifying Transaction is subject to the negotiation and execution of Production Sharing Agreements in the form mandated in the “Petroleum Law”, No.7746, date 28.07.1993 and the document “Albanian Legislation and the Framework for Petroleum Exploration and Production” under applicable law in the Republic of Albania.

If Sky Petroleum does not enter into either the First Qualifying Transaction or the Second Qualifying Transaction, then Sky Petroleum shall not be liable to Consultant for the compensation corresponding to such agreement.  Sky Petroleum will not be required to reimburse Consultant for expenses in connection with the Services, including entertainment or travel expenses.  Consultant shall strictly observe the applicable prohibitions relating to the entertainment of government officials and employees and the prohibitions against giving anything of value to such officials and employees.

Information in this Form 8-K may be considered forward looking statements that are not statements of historical fact.  Forward looking statements include, but are not limited to, management’s plans, expectations and assessments of the First Qualifying Transaction or the Second Qualifying Transaction and the Agreement.  Statements related to the possible acquisition of the blocks, concessions and oil fields, negotiation of production sharing agreements, completing satisfactory due diligence, availability of adequate financing, expectations related to obtaining regulatory approval, timing of the transaction, expectations related to the presence of oil reserves and other such statements are forward-looking statements.  Forward looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but are not limited to, Sky Petroleum’s ability to obtain approval for First Qualifying Transaction or the Second Qualifying Transaction, negotiate production sharing and acquisition agreements on acceptable terms and consummate the acquisition of the concessions.  The transactions are subject to completion of the due diligence review, completion of the financing, retaining qualified personnel, obtaining required authorization and the appropriate necessary regulatory and other approvals for the acquisition on a timely basis and other risks and uncertainties that are beyond control of Sky Petroleum.   You should not place undue reliance on forward looking statements.  Sky Petroleum does not undertake to update forward looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.
(Registrant)

Date:	May 25, 2010	By:	/s/ Michael D. Noonan
Michael D. Noonan VP Corporate